Exhibit 77(c)

                MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of the ING Focus Fund ("Focus Fund"), a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of ING Focus Fund into the Pilgrim LargeCap Growth Fund, a series of Pilgrim Mutual Funds, whereby ING Focus Fund transferred its assets to the Pilgrim LargeCap Growth Fund in exchange for the applicable class of Shares of the Pilgrim LargeCap Growth Fund and assumption by Pilgrim LargeCap Growth Fund of the ING Focus Fund's liabilities (For: 2,878,685, Against:
5,656).

A Special Meeting of Shareholders of ING Large Cap Growth Fund , a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of ING LargeCap into the Pilgrim LargeCap Growth Fund, a series of Pilgrim Mutual Funds, whereby ING Large Cap transferred its assets to the Pilgrim LargeCap Growth Fund in exchange for the applicable class of Shares of the Pilgrim LargeCap Growth Fund and assumption by Pilgrim LargeCap Growth Fund of ING Large Cap's liabilities (For: 2,943,616, Against: 16,367).

A Special Meeting of Shareholders of the ING Growth and Income Fund , a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of ING Growth into the Pilgrim Growth and Income Fund, a series of Pilgrim Growth and Income Fund, Inc., whereby ING Growth transferred its assets to the Pilgrim Growth and Income Fund in exchange for the applicable class of Shares of the Pilgrim Growth and Income Fund and assumption by Pilgrim Growth and Income Fund of ING Growth's liabilities (For: 2,781,201,
Against: 1,876).

A Special Meeting of Shareholders of the Pilgrim ING MidCap Growth Fund a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of ING MidCap Growth into the Pilgrim MidCap Opportunities Fund, a series of Pilgrim Equity Trust Funds, providing for the acquisition of all of the assets and liabilities of each class of ING Midcap Growth fund by Pilgrim MidCap Opportunities Fund in exchange for shares in the corresponding class of Pilgrim Midcap Opportunities Fund and the subsequent liquidation of ING MidCap Growth Fund. (For: 2,592,947, Against: 3,429).

A Special Meeting of Shareholders of the Pilgrim ING SmallCap Growth Fund a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of ING SmallCap Growth into the Pilgrim SmallCap Opportunities Fund, a series of the Registrant, providing for the acquisition of all of the assets and liabilities of each class of ING Smallcap Growth fund by Pilgrim SmallCap Opportunities Fund in exchange for shares in the corresponding class of Pilgrim Smallcap Opportunities Fund and the subsequent liquidation of ING SmallCap Growth's Fund. (For: 3,007,395, Against: 7,160).
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A Special Meeting of Shareholders of the ING Emerging Markets Equity Fund, a
series of Pilgrim Funds Trust, was held on February 22, 2001, to approve an agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of ING Emerging Markets Equity Fund by Pilgrim Emerging Countries Fund, a series of Pilgrim Mutual Funds. (For:1,013,888,Against: 0).

A Special Meeting of Shareholders of the ING Global Brand Names Fund ("Global Brand Names"), a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of Global Brand Names into the Pilgrim Worldwide Growth Fund, a series of Pilgrim Mutual Funds, whereby ING Global Brand Names transferred its assets to the Pilgrim Worldwide Growth Fund in exchange for the applicable class of Shares of the Pilgrim Worldwide Growth Fund and assumption by Pilgrim Worldwide Growth Fund of ING Global Brand Names' liabilities (For: 2,680,425, Against: 5,759).

A Special Meeting of Shareholders of the ING International Equity Fund ("International Equity"), a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of ING International Equity into the Pilgrim International Fund, a series of Pilgrim International Fund, Inc., whereby ING International Equity transferred its assets to the Pilgrim International Fund in exchange for the applicable class of Shares of the Pilgrim International Fund and assumption by Pilgrim International Fund of ING International Equity's liabilities (For: 2,948,830, Against: 2,005).

A Special Meeting of Shareholders of the Pilgrim International Bond Fund ("International Bond"), a series of Pilgrim Funds Trust, was held on February 22, 2001, for the purpose of approving the reorganization of International Bond into the Pilgrim Strategic Income Fund, a series of Pilgrim Mutual Funds, whereby ING International Bond transferred its assets to the Pilgrim Strategic Income Fund in exchange for the applicable class of Shares of the Pilgrim Strategic Income Fund and assumption by Pilgrim Strategic Income Fund of ING International Bond's liabilities (For: 2,663,176, Against: 9).